[Cozen O’Connor Letterhead]
Exhibit 5
June 12, 2008
Converted Organics Inc.
7A Commercial Wharf West
Boston, MA 02110
Gentlemen:
     We have acted as counsel to Converted Organics Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers:
     (i) the resale of 375,000 redeemable Class A warrants (the “Class A Warrants”) and 375,000 non-redeemable Class B warrants (the “Class B Warrants”);
     (ii) the resale or primary issuance (in the case of transferees of the Selling Securityholders listed in the Registration Statement who acquire the Class A Warrants and the Class B Warrants of the Selling Securityholders pursuant to the Registration Statement) of 750,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”) issuable upon the exercise of the Class A Warrants and the Class B Warrants by the Selling Securityholders or their transferees; and
     (iii) the resale of 750,000 shares of Common Stock upon the conversion of previously issued convertible debentures (the “Convertible Debentures”).
     In rendering this opinion, we have examined: (i) the forms of the Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) resolutions of the Company’s Board of Directors; (iii) the Registration Statement; (iv) the Class A Warrant and Class B Warrant agreements and the Class A and Class B Warrant certificates (the “Warrant Documents”); and (v) the Convertible Debentures. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.
     Based upon the foregoing, we are of the opinion that:
     (i) The shares of Common Stock issuable upon exercise of the Class A Warrants and Class B Warrants and upon conversion of the Convertible Debentures have been duly and validly authorized and, to our knowledge, reserved for issuance upon exercise of such Class A Warrants and Class B Warrants and upon conversion of the Convertible Debentures, and such shares of Common Stock, when so issued upon exercise of the Class A Warrants and Class B Warrants and upon delivery by the purchaser of the consideration for such shares and upon conversion of the Convertible Debentures in accordance with the Convertible Debentures, will be duly authorized, validly issued, fully paid and non-assessable.
     (iii) Each of the Class A Warrants and Class B Warrants constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.
     This opinion is limited to the Federal law of the United States, and the applicable statutory provisions of General Corporation Law of the State of Delaware, including all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”
     This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,
/s/ Cozen O’Connor